Exhibit 99

Form 4 Joint Filer Information

Name:   De Novo Ventures I, L.P.

Address:   c/o De Novo Ventures
   400 Hamilton Ave., Suite 300
   Palo Alto, CA 94301

Designated Filer:  De Novo Mangement, L.L.C.

Date of Event
Requiring Statment: April 3, 2007
Signature:  /s/ Frederick J. Dotzler
   By:  Frederick J. Dotzler

Name:   De Novo (Q) Ventures I, L.P.

Address:   c/o De Novo Ventures
   400 Hamilton Ave., Suite 300
   Palo Alto, CA 94301

Designated Filer:  De Novo Mangement, L.L.C.

Date of Event
Requiring Statment: April 3, 2007

Signature:  /s/ Frederick J. Dotzler
   By:  Frederick J. Dotzler